UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2012, Aerojet-General Corporation (“Aerojet”), a wholly-owned subsidiary of GenCorp Inc. (“GenCorp”), announced that it had appointed Mr. Warren M. Boley, Jr., to serve as its President, effective August 20, 2012.  Mr. Boley will succeed Scott J. Seymour as President of Aerojet.  Mr. Seymour will continue to serve as President, Chief Executive Officer and Director of GenCorp.  Mr. Boley accepted the offer to join Aerojet as its President on June 16, 2012. GenCorp delayed the filing of this Form 8-K until the public announcement of such appointment until he joined Aerojet pursuant to the instruction to Item 5.02(c) of Form 8-K.

Pursuant to the Employment Offer Letter (the “Offer Letter”) dated May 21, 2012, Mr. Boley will be employed by Aerojet on an at-will basis and will be paid a base salary of $350,000 per annum.  Mr. Boley will also be eligible for an annual bonus based on a target opportunity of 60% of his annual base salary.  For fiscal year 2012, the amount of any such incentive paid will be prorated based upon Mr. Boley’s start date.  Mr. Boley will also be eligible to participate in the GenCorp long-term incentive program with a target of 80% of his base salary.  Mr. Boley is also entitled to receive relocation and certain other benefits.

The Offer Letter also provides for the grant to Mr. Boley of 70,000 restricted shares of GenCorp common stock.  50,000 of such shares vest on the third anniversary of the grant date.  Up to 10,000 restricted shares will vest based on the achievement of the 2013 non-EVA performance metrics and up to 10,000 restricted shares will vest based on the achievement of the 2014 non-EVA performance metrics.

Mr. Boley, age 49, served as Corporate Director for Boley Tool and Machine Works, Inc. since January 1991 until present.  From April 2010 to May 2011, Mr. Boley was the President, Military Engines Division at United Technologies Corporation, Pratt & Whitney Business Unit (“Pratt & Whitney”), where he was responsible for product development, engine, spare part and support sales in addition to worldwide aftermarket operations.  From April 2009 to April 2010, Mr. Boley was Vice President -- F135/F119 Engine Programs at Pratt & Whitney, where he led the fifth generation engine programs for the F35 and F22.  From September 2007 to April 2009, Mr. Boley was Vice President, Operational Military Engines and Customer Support at Pratt & Whitney, where he directed legacy engine programs supporting several aircraft lines.  From March 2003 to September 2007, Mr. Boley was Vice President, Operational Military Engines at Pratt & Whitney, where he was responsible for production delivery, post certification product improvement, and management of the customer experience with fielded operational product.

Mr. Boley does not have any family relationships with any director, executive officer, or person nominated or chosen by GenCorp to become a director or executive officer.  Mr. Boley did not have any material interest, direct or indirect, in any material transaction, or any currently proposed  material transaction, to which GenCorp was or is to be a participant since the beginning of its last fiscal year.

Item 8.01 Other Events.

On July 23, 2012, Aerojet issued a press release announcing the appointment of Mr. Boley as President of Aerojet-General Corporation.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter, dated May 21, 2012, by and between Aerojet-General Corporation and Warren M. Boley, Jr.
99.1	Press release, dated July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2012	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter, dated May 21, 2012, by and between Aerojet-General Corporation and Warren M. Boley, Jr.
99.1	Press release, dated July 23, 2012.